Coherent Communications Systems Corporation

                                  Exhibit 23.0



                          Independent Auditor's Report


The Board of Directors
Coherent Communications
         Systems Corporation


We consent to incorporation by reference in the Registration Statement (No. 33-86612) on Form S-8 and the Registration Statement (No. 33-86620) on Form S-8 of Coherent Communications Systems Corporation of our report dated January 31,1997, relating to the consolidated balance sheets of Coherent Communications Systems Corporation and subsidiaries as of December 31,1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule II, which report appears in the December 31,1996, annual report on Form 10-K of Coherent Communications Systems Corporation.


                                                           KPMG PEAT MARWICK LLP



Jericho, New York
March 26,1997


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